EXHIBIT 99.1

FOR IMMEDIATE RELEASE

HOME PROPERTIES REPORTS SECOND QUARTER 2009 RESULTS AND DECLARES DIVIDEND
FFO Per Share Exceeds Wall Street’s Mean Estimate by Four Cents

ROCHESTER, NY, AUGUST 6, 2009 – Home Properties (NYSE:HME) today released financial results for the second quarter ending June 30, 2009.  All results are reported on a diluted basis.

“Despite pressure on rental revenue, the Company’s focus on cost cutting contributed to Funds From Operations that was four cents higher than both our own and analysts’ expectations for the second quarter,” said Edward J. Pettinella, Home Properties President and CEO.  "Our ongoing focus on expenses will enable Home Properties to outperform the sector as we did in the last recession.”

Earnings per share ("EPS") for the quarter ended June 30, 2009 was $0.18, compared to $0.26 for the quarter ended June 30, 2008.  The $0.08 decrease in EPS is primarily attributable to a $2.9 million decrease in income from continuing operations combined with a $0.8 million decrease in income from discontinued operations.  EPS for the six months ended June 30, 2009 was $0.52, compared to $1.05 for the six months ended June 30, 2008.  The year-over-year decrease of $0.53 per share is primarily attributable to a $16.3 million decrease in gain on disposition of property.  The sale of seven properties in the first quarter of 2008 produced a gain of $29.8 million.  Three properties were sold in the first quarter of 2009 for a gain of $13.5 million.

For the quarter ended June 30, 2009, Funds From Operations ("FFO") was $37.9 million, or $0.84 per share, compared to $40.2 million, or $0.89 per share, for the quarter ended June 30, 2008.  Second quarter 2009 FFO of $0.84 per share was $0.04 above both the midpoint of the guidance range provided by management and analysts’ mean estimate, as reported by Thomson, and equates to a 5.4% decrease from the prior year.  FFO for the six months ended June 30, 2009 was $1.63 per share, compared to $1.66 in the year-ago period.  A reconciliation of GAAP net income to FFO is included in the financial data accompanying this news release.

Second Quarter Operating Results

For the second quarter of 2009, same-property comparisons (for 104 "Core" properties containing 35,360 apartment units owned since January 1, 2008) reflected a decrease in total revenues of 0.2% compared to the same quarter a year ago.  Net operating income ("NOI") decreased by 1.4% from the second quarter of 2008.  Property level operating expenses increased by 1.7% for the quarter, primarily due to increases in repairs and maintenance and personnel, which were partially offset by a reduction in insurance, natural gas heating costs and property management general and administrative costs.

Home Properties Reports Second Quarter 2009 Results
For Immediate Release:  August 6, 2009

Average physical occupancy for the Core properties was 95.1% during the second quarter of 2009, compared to 95.0% during the second quarter of 2008.  Average monthly rental rates increased 0.6% compared to the year-ago period.

On a sequential basis, compared to the 2009 first quarter results for the Core properties, base rental revenue (excluding utility reimbursement) was up 0.7% in the second quarter of 2009, expenses were down 9.8%, and net operating income was up 3.8%.  Average physical occupancy increased 0.7% to 95.1%, and total revenue, including utility reimbursements, was 2.1% lower.  The total revenue decrease in the second quarter compared to the first quarter was due to the typical seasonality from lower heating cost reimbursements.  The expense decrease represented typical seasonality from lower natural gas and snow removal costs realized between the first and second quarters.

Physical occupancy for the 1,029 net apartment units acquired/developed between January 1, 2008 and June 30, 2009 (the “Recently Acquired Communities”) averaged 92.0% during the second quarter of 2009, at average monthly rents of $1,174.

Year-to-Date Operating Results

For the six months ended June 30, 2009, same-property comparisons for the Core properties reflected an increase in total revenue of 0.7% and expenses of 2.2%, resulting in a 0.4% decrease in net operating income compared to the first six months of 2008.  Property level operating expenses increased primarily due to increases in repairs and maintenance, personnel and real estate taxes, which were partially offset by a reduction in advertising, property insurance and property management general and administrative costs.

Average physical occupancy for the Core properties was 94.7% during the first six months of 2009, down from 95.0% a year ago, with average monthly base rents rising 1.2%.

Acquisitions/Dispositions

There were no acquisitions during the second quarter of 2009, and there are currently no plans to acquire properties for the remainder of the year.

Capital Markets Activities

As of June 30, 2009, the Company’s ratio of debt-to-total market capitalization was 59.9% (based on a June 30, 2009 stock price of $34.10 to determine equity value), with $104 million outstanding on its $140 million revolving credit facility and $6.5 million of unrestricted cash on hand.  Based on yesterday's closing stock price of $40.76, the price level at which the Company's stock has been trading more recently, the debt-to-total market capitalization would be 55.6%.  Total debt of $2.3 billion was outstanding, at rates of interest averaging 5.4% and with staggered maturities averaging approximately six years.  Approximately 93% of total indebtedness is at fixed rates.  Interest coverage averaged 2.3 times during the quarter, and the fixed charge ratio averaged 2.1 times for the quarter.

Home Properties Reports Second Quarter 2009 Results
For Immediate Release:  August 6, 2009

The Company did not repurchase any of its common shares during the second quarter.  As of June 30, 2009, the Company has Board authorization to buy back up to approximately 2.3 million additional shares of its common stock or Operating Partnership Units, although it has no current plans to do so.

Outlook

For 2009, the Company has reconfirmed the $3.16 midpoint of its guidance while tightening the range to $3.10 to $3.22 per share from $3.07 and $3.25.  This conservative guidance range reflects management’s current assessment of economic and market conditions for the balance of the year.

The quarterly breakdown for the balance of 2009 guidance on FFO per share results is as follows:  Third quarter $0.74 to $0.80; fourth quarter $0.73 to $0.79.

Dividend Declared

On August 5, 2009, Home Properties declared a regular cash dividend on the Company’s common shares of $0.67 per share for the quarter ended June 30, 2009.  The cash dividend is payable on August 26, 2009 to shareholders of record on August 17, 2009 and is equivalent to an annualized rate of $2.68 per share.  The current annual dividend represents a 6.6% yield based on yesterday's closing price of $40.76.  Home Properties’ common stock will begin trading ex-dividend on August 13, 2009.

Supplemental Information

The Company produces supplemental information that includes details regarding property operations, other income, acquisitions, sales, market geographic breakdown, debt and new development.  The supplemental information is available via the Company's Web site through the "Investor" section, e-mail or facsimile upon request.

Second Quarter 2009 Earnings Conference Call

The Company will conduct a conference call and simultaneous webcast tomorrow at 11:00 AM Eastern Time to review and comment on the information reported in this release.  To listen to the call, please dial 800-954-0647 (International 212-231-2901).  An audio replay of the call will be available through August 11, 2009, by dialing 800-633-8284 or 402-977-9140 and entering the passcode 21412430.  The Company webcast, which includes audio and a slide presentation, will be available, live at 11:00 AM and archived by 1:00 PM, through the "Investors" section home page of its Web site, http://www.homeproperties.com.

Third Quarter 2009 Earnings Release and Conference Call

The third quarter financial results are scheduled to be released after the stock market closes on Thursday, November 5, 2009.  A conference call, which will be simultaneously webcast, is scheduled for Friday, November 6, at 11:00 AM Eastern Time and is accessible following the above instructions.  The passcode for that replay will be 21412431.

Home Properties Reports Second Quarter 2009 Results
For Immediate Release:  August 6, 2009

Third Quarter 2009 Conference/Event Schedule

Home Properties is scheduled to participate in BMO Capital Markets’ 2009 North American Real Estate Conference, September 9-11 at the Ritz-Carlton Hotel in Chicago and in the Bank of America Merrill Lynch Conference in New York City September 30 and October 1.  The Company's President and Chief Executive Officer, Edward Pettinella, will participate on a panel at each conference.  Details on how to access the presentation and related materials are available at http://www.homeproperties.com in the “Investors” section.

This press release contains forward-looking statements.  Although the Company believes expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  Factors that may cause actual results to differ include general economic and local real estate conditions, the weather and other conditions that might affect operating expenses, the timely completion of repositioning and new development activities within anticipated budgets, the actual pace of future acquisitions and dispositions, and continued access to capital to fund growth.

Home Properties is a publicly traded apartment real estate investment trust that owns, operates, develops, acquires and rehabilitates apartment communities primarily in selected Northeast, Mid-Atlantic and Southeast Florida markets.  Currently, Home Properties operates 109 communities containing 37,539 apartment units.  Of these, 36,389 units in 107 communities are owned directly by the Company; 868 units are partially owned and managed by the Company as general partner, and 282 units are managed for other owners.  For more information, visit Home Properties’ Web site at http://www.homeproperties.com.

Tables to follow.

Home Properties Reports Second Quarter 2009 Results
For Immediate Release:  August 6, 2009

	Avg. Physical
Second Quarter Results:	Occupancy(a)		2Q 2009	2Q 2009 vs. 2Q 2008 % Growth
			Average
			Monthly	Base
			Rent /	Rental	Total	Total
	2Q 2009	2Q 2008	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	95.1%	95.0%	$1,135	0.6%	-0.2%	1.7%	-1.4%
Acquisition Properties(c)	92.0%	NA	$1,174	NA	NA	NA	NA
TOTAL PORTFOLIO	95.0%	NA	$1,135	NA	NA	NA	NA

	Avg. Physical
Year-To-Date Results:	Occupancy(a)		YTD '09	YTD '09 vs. YTD '08 % Growth
			Average
			Monthly	Base
			Rent /	Rental	Total	Total
	YTD '09	YTD '08	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	94.7%	95.0%	$1,136	1.2%	0.7%	2.2%	-0.4%
Acquisition Properties(c)	91.4%	NA	$1,172	NA	NA	NA	NA
TOTAL PORTFOLIO	94.6%	NA	$1,136	NA	NA	NA	NA

(a)
Average physical occupancy is defined as total possible rental income, net of vacancy expense, as a percentage of total possible rental income.  Total possible rental income is determined by valuing occupied units at contract rates and vacant units at market rents.

(b)	Core Properties includes 104 properties with 35,360 apartment units owned throughout 2008 and 2009.

(c)	Acquisition Properties consist of 3 properties with 1,029 apartment units acquired/developed subsequent to January 1, 2008.

Home Properties Reports Second Quarter 2009 Results
For Immediate Release:  August 6, 2009

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008
Rental income	$117,538	$114,034	$234,299	$226,971
Property other income	8,980	9,946	21,424	21,658
Interest income	6	19	14	139
Other income	90	86	368	278
Total revenues	126,614	124,085	256,105	249,046
Operating and maintenance	51,612	49,691	108,775	103,806
General and administrative	6,249	6,620	12,138	12,838
Interest	30,257	28,795	60,810	58,813
Depreciation and amortization	30,243	27,842	60,290	55,316
Total expenses	118,361	112,948	242,013	230,773
Income from continuing operations	8,253	11,137	14,092	18,273
Discontinued operations
Income (loss) from operations	45	867	(4,244)	219
Gain (loss) on disposition of property	(16)	(1)	13,493	29,848
Discontinued operations	29	866	9,249	30,067
Net income	8,282	12,003	23,341	48,340
Net income attributable to noncontrolling interest	(2,262)	(3,552)	(6,419)	(14,237)
Net income available to common shareholders	$6,020	$8,451	$16,922	$34,103
Reconciliation from net income available to common shareholders to Funds From Operations:
Net income available to common shareholders	$6,020	$8,451	$16,922	$34,103
Real property depreciation and amortization	29,629	28,207	59,050	56,158
Noncontrolling interest	2,262	3,552	6,419	14,237
(Gain) loss on disposition of property, net of noncontrolling interest	16	1	(13,493)	(29,848)
Loss from early extinguishment of debt in connection with sale of real estate	-	-	4,927	1,384
FFO - basic and diluted (1)	$37,927	$40,211	$73,825	$76,034

(1)
Pursuant to the revised definition of Funds From Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), FFO is defined as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")) excluding gains or losses from disposition of property, noncontrolling interest and extraordinary items plus depreciation from real property.  In 2009 and 2008, the Company added back debt extinguishment costs which were incurred as a result of repaying property specific debt triggered upon sale as a gain or loss on sale of the property. Because of the limitations of the FFO definition as published by NAREIT as set forth above, the Company has made certain interpretations in applying the definition.  The Company believes all adjustments not specifically provided for are consistent with the definition.  Other similarly titled measures may not be calculated in the same manner.

Home Properties Reports Second Quarter 2009 Results
For Immediate Release:  August 6, 2009

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008
FFO – basic, diluted and Operating (2)	$37,927	$40,211	$73,825	$76,034
FFO – basic, diluted and Operating (2)	$37,927	$40,211	$73,825	$76,034
Recurring non-revenue generating capital expenses	(7,278)	(7,197)	(14,605)	(14,437)
AFFO (3)	$30,649	$33,014	$59,220	$61,597
Weighted average shares/units outstanding:
Shares – basic	32,868.8	31,642.0	32,777.0	31,927.9
Shares – diluted	32,919.4	32,111.8	32,811.4	32,342.1
Shares/units – basic (4)	45,227.0	44,960.3	45,211.3	45,306.7
Shares/units – diluted (4)	45,277.6	45,430.2	45,245.7	45,720.8
Per share/unit:
Net income – basic	$0.18	$0.27	$0.52	$1.07
Net income – diluted	$0.18	$0.26	$0.52	$1.05
FFO – basic	$0.84	$0.89	$1.63	$1.68
FFO – diluted and Operating (2)	$0.84	$0.89	$1.63	$1.66
AFFO and Operating AFFO (2) (3)	$0.68	$0.73	$1.31	$1.35

Common Dividend paid	$0.67	$0.66	$1.34	$1.32

(2)	Operating FFO is defined as FFO as computed in accordance with NAREIT definition, adjusted for the addback of real estate impairment charges.

(3)
Adjusted Funds From Operations ("AFFO") is defined as gross FFO less an annual reserve for anticipated recurring, non-revenue generating capitalized costs of $800 and $780 per apartment unit in 2009 and 2008, respectively.  The resulting sum is divided by the weighted average shares/units on a diluted basis to arrive at AFFO per share/unit.

(4)
Basic includes common stock outstanding plus operating partnership units in Home Properties, L.P., which can be converted into shares of common stock.  Diluted includes additional common stock equivalents.

Home Properties Reports Second Quarter 2009 Results
For Immediate Release:  August 6, 2009

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands - Unaudited)

	June 30, 2009	December 31, 2008
Land	$511,404	$515,610
Construction in progress, including land	146,301	111,039
Buildings, improvements and equipment	3,219,647	3,245,741
	3,877,352	3,872,390
Accumulated depreciation	(684,663)	(636,970)
Real estate, net	3,192,689	3,235,420

Cash and cash equivalents	6,473	6,567
Cash in escrows	28,418	27,904
Accounts receivable	11,568	14,078
Prepaid expenses	11,174	16,277
Deferred charges	9,660	11,360
Other assets	3,667	5,488
Total assets	$3,263,649	$3,317,094
Mortgage notes payable	$2,067,698	$2,112,331
Exchangeable senior notes	135,138	134,169
Line of credit	104,000	71,000
Accounts payable	20,921	23,731
Accrued interest payable	10,770	10,845
Accrued expenses and other liabilities	26,909	32,043
Security deposits	20,773	21,443
Total liabilities	2,386,209	2,405,562

Stockholders’ equity	636,500	650,778
Noncontrolling interest	240,940	260,754
Total equity	877,440	911,532
Total liabilities and equity	$3,263,649	$3,317,094

Total shares/units outstanding:
Common stock	33,040.3	32,431.3
Operating partnership units	12,336.3	12,821.2
	45,376.6	45,252.5

# # #

For further information:

David P. Gardner, Executive Vice President and Chief Financial Officer, (585) 246-4113
Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237